As filed with the Securities and Exchange Commission on March 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ENFUSION, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-1268462
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

125 South Clark Street, Suite 750

Chicago, IL 60603

(Address of Principal Executive Offices)

2021 Stock Option and Incentive Plan

2021 Employee Stock Purchase Plan

(Full Title of the Plans)

Matthew R. Campobasso

General Counsel

125 South Clark Street, Suite 750

Chicago, IL 60603

(312) 253-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregg L. Katz, Esq. Jesse Nevarez, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 registers 5,101,237 additional shares of Class A Common Stock under the following employee benefits plans for which a Registration Statement on Form S-8 was previously filed by the Registrant with the Securities and Exchange Commission: (i) the 2021 Stock Option and Incentive Plan (the “2021 Plan”), as a result of the operation of an automatic annual increase provision therein, which added an aggregate of 3,825,928 shares of Class A Common Stock on January 1, 2024, and (ii) the 2021 Employee Stock Purchase Plan (the “ESPP”), as a result of the operation of an automatic annual increase provision therein, which added an aggregate of 1,275,309 shares of Class A Common Stock on January 1, 2024. The additional shares are of the same class as other securities relating to the 2021 Plan and the ESPP for which the Registrant’s registration statements filed on Form S-8 on October 20, 2021 (File No. 333-260398), March 30, 2022 (File No. 333-263969) and March 10, 2023 (File No. 333-270451) are effective. The information contained in the Registrant’s registration statements filed on Form S-8 on October 20, 2021 (File No. 333-260398), March 30, 2022 (File No. 333-263969) and March 10, 2023 (File No. 333-270451) are hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
4.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Quarterly Report on Form 10-Q (File No. 001-40949) filed with the Securities and Exchange Commission on December 3, 2021).

4.2	Amended and Restated Bylaws (incorporated by reference to the Quarterly Report on Form 10-Q (File No. 001-40949) filed with the Securities and Exchange Commission on December 3, 2021).

4.3

Form of Class A Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 filed with the Registration Statement on Form S-1 (File No. 333-259635) filed with the Securities and Exchange Commission on October 12, 2021).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1

2021 Stock Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.4 filed with the Registration Statement on Form S-1 (File No. 333-259635) filed with the Securities and Exchange Commission on October 12, 2021).

99.2

2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 filed with the Registration Statement on Form S-1 (File No. 333-259635) filed with the Securities and Exchange Commission on October 12, 2021).

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on March 12, 2024.

ENFUSION, INC.

By:	/s/ Bradley Herring
Bradley Herring
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradley Herring and Matthew R. Campobasso, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Enfusion, Inc., and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oleg Movchan	Chief Executive Officer and Director	March 12, 2024
Oleg Movchan	(Principal Executive Officer)

/s/ Bradley Herring	Chief Financial Officer	March 12, 2024
Bradley Herring	(Principal Financial Officer)

/s/ Valeria Gutowski	Chief Accounting Officer	March 12, 2024
Valeria Gutowski	(Principal Accounting Officer)

/s/ Michael Spellacy	Chair and Director	March 12, 2024
Michael Spellacy

/s/ Bradford E. Bernstein	Director	March 12, 2024
Bradford E. Bernstein

/s/ Kathleen Traynor DeRose	Director	March 12, 2024
Kathleen Traynor DeRose

/s/ Jan R. Hauser	Director	March 12, 2024
Jan R. Hauser

/s/ Lawrence Leibowitz	Director	March 12, 2024
Lawrence Leibowitz

/s/ Roy Luo	Director	March 12, 2024
Roy Luo

/s/ Deirdre Somers	Director	March 12, 2024
Deirdre Somers